Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-3 No. 333-231911) of Evelo Biosciences, Inc., and
(2) Registration Statement (Form S-8 No. 333-224841) of Evelo Biosciences, Inc.

of our report dated March 9, 2021, with respect to the consolidated financial statements of Evelo Biosciences, Inc. included in this Annual Report (Form 10-K) of Evelo Biosciences, Inc. for the year ended December 31, 2020.

Boston, MA

March 9, 2021